FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                     The Securities and Exchange Act of 1934


         DATE OF REPORT (Date of earliest event Reported): February 14, 1997


                              PARAMARK ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)


    Delaware                           0-23026                  22-3261564
(State of other jurisdictions    (Commission file number)   (IRS Employer
  of incorporation)                                          Identification No.)


                                135 Seaview Drive
                             Secaucus, NJ 07094-3618
                    (Address of Principal Executive Offices)


Registrant's telephone number, including area code:          (201) 422-0910


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Item 4. Changes in Registrant's Certifying Accountant

          (a) On February 14, 1997 Arthur Andersen LLP ("AA") resigned its position as the Registrant's independent auditors. Such resignation was necessitated because AA concluded that it has a conflict of interest in reporting on the Registrant's financial statements for the fiscal year ended December 31, 1996 due to the fact that during 1996 AA had rendered financial advisory services to the Registrant for which it received a fee. During Registrant's engagement of AA to the date of AA's withdrawal (the "Interim Period"): (i) there were no disagreements (of the nature contemplated by Item 304 (a) (1) (iv) of Regulation S-K ("Disagreements)) between Registrant and AA; and (ii) there were on reportable events of the nature contemplated by Item 304
(a)(1)(v)(A)-(D) of Regulation S-K.

          (b) On February 21, 1997 Registrant engaged Amper, Politziner & Mattia ("AP&M") as its independent public accountants for Registrant's fiscal year ending December 31, 1996. During Registrant's two fiscal years ended December 31, 1995 and the Interim Period, Registrant did not consult AP&M with respect to any of the matters contemplated by Item 304 (a)(2)(i)-(ii) of Regulation S-K.


Item 7. Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

          Not applicable.

     (b)  Pro Froma Financial Information

          Not applicable.

     (c)  Exhibits

          (i)  Letter from Arthur Anderson LLP


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              PARAMARK ENTERPRISES, INC.
                                  (Registrant)

                                 By: /s/ Charles Loccisano
                                        Charles Loccisano
                                        Chairman, Chief Executive Officer

                                 By: /s/ Alan S. Gottlich
                                        Alan S. Gottlich
                                        President, Chief Financial Officer



Date: February __, 1997